EXHIBIT 21
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         LIST OF SUBSIDIARIES OF INGERSOLL-RAND COMPANY

   The following list represents the principal subsidiaries of the company all of which (except as otherwise indicated) are deemed to be 100% owned, directly or indirectly, and whose financial statements are included in the consolidated statements. The subsidiaries of Ingersoll-Dresser Pump Company (IDP), a general partnership owned 51% by the company, are deemed to be 100% owned by IDP directly or indirectly. The names of particular subsidiaries omitted, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

SUBSIDIARIES OF INGERSOLL-RAND COMPANY

Clark Equipment Company                             Delaware
  Automotive Products Company                       Delaware
  Blaw-Knox Construction Equipment Corporation      Delaware
    Clark Equity Company                            Delaware
    Clark Industries Company                        Delaware
      Blaw-Knox Company                             England
  Clark Business Services Corporation               Michigan
    Celfor Insurance Co., Ltd.                      Bermuda
    Clark Distribution Services Inc.                Michigan
      CDS Midwest, Inc.                             Michigan
    Clark Foreign Sales Corporation                 Barbados
    Clark-Hurth Components Marketing Company        Delaware
    Ingersoll-Rand Italiana S.p.A.                  Italy
    Ingersoll-Rand Services & Engineering Company   Switzerland
      Ingersoll-Rand Acceptance Company, S.A.       Switzerland
      Ingersoll-Rand Investment Company, S.A.       Switzerland
          G. Klemm Bohrtechnik GmbH                 Germany
    Melroe Equipment Limited                        Canada
    Melroe Parts Trading GmbH                       Germany
  Club Car, Inc.                                    Delaware
    Club Car International, Inc.                    Guam
    Club Car Limited                                New Zealand
Ingersoll-Rand China Limited                        Delaware
  Ingersoll-Rand China Investment Company Limited   China
    Torrington-Wuxi Bearings Company Limited        China
    (78% owned by the company)
Ingersoll-Rand International, Inc.                  Delaware
Ingersoll-Rand International Sales Inc.             Delaware
Ingersoll-Rand International Holding Corporation    New Jersey
  Ingersoll-Rand S.A.                               Switzerland




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Ingersoll-Rand Worldwide, Inc.                      Delaware
NT Acquisition Limited                              England
Northern Research & Engineering Company             Massachusetts
Schlage Lock Company                                California
  Schlage (N.Z.) Limited                            New Zealand
  Von Duprin, Inc.                                  Indiana
Schlage de Mexico S.A. de C.V.                      Mexico
SEW Holding Corporation                             Colorado
  Woodcliff Insurance, Ltd.                         Bermuda
The Torrington Company                              Delaware
  Kilian Manufacturing Corporation                  Delaware
  Torrington Holdings, Inc.                         Delaware
  Industrias del Rodamiento S.A.                    Spain
    Ingersoll-Rand Iberica, S.L.                    Spain
Compagnie Ingersoll-Rand                            France
  Ingersoll-Rand Equipements de Production S.A.     France
  Ingersoll-Rand Equipements de Construction        France
    Etablissements Montabert S.A.                   France
  S.A. Charles Maire                                France
  Torrington France, S.A.R.L.                       France
Ingersoll-Rand Asia Pacific, Inc.                   Delaware
Ingersoll-Rand (Australia) Ltd.                     Australia
  Ingersoll-Rand S.E. Asia (Private), Limited       Singapore
Ingersoll-Rand Benelux                              Belgium
  N.V. Aro S.A.                                     Belgium
Ingersoll-Rand Canada, Inc.                         Canada
  Torrington, Inc.                                  Canada
    Torrington Industria e Comercio Ltda.           Brazil
  Ingersoll-Rand World Trade Ltd.                   Bermuda
  Ingersoll-Rand (Barbados) Corporation             Barbados
  3324745 Canada, Inc.                              Canada
    Torrington Beteiligungs GmbH                    Germany
Torrington GmbH                                     Germany
      Torrington Nadellager GmbH                    Germany
Ingersoll-Rand GesmbH (Austria)                     Austria
Ingersoll-Rand Sales Company Limited                Delaware
  Ingersoll-Rand European Sales Ltd.                England
  Ingersoll-Rand Holdings Limited                   England
    Ingersoll-Rand Company Limited                  England
      Ingersoll-Rand Company South Africa
      (Proprietary) Ltd.                            South Africa
    The Torrington Company Limited                  England
    The Aro Corporation (U.K.) Limited              England






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Ingersoll-Rand Beteiligungs GmbH                    Germany
  ABG Allgemeine Baumaschinen-Gesellschaft mbH      Germany
  ABG Verwaltungs GmbH                              Germany
    ABG Werke GmbH                                  Germany
  Ingersoll-Rand GmbH                               Germany
  Ingersoll-Rand Beteiligungs und
    Grundstucksverwaltungs GmbH                     Germany
Ingersoll-Rand Europe                               France
Ingersoll-Rand (India) Ltd. (74% owned by
  the company)                                      India
Ingersoll-Rand Japan Ltd.                           Japan
Ingersoll-Rand Philippines, Inc.                    Philippines
Ingersoll-Rand AB                                   Sweden
Ingersoll-Rand S.A. de C.V.                         Mexico
Wadco Tools Limited (74% owned by the company)      India


SUBSIDIARIES OF INGERSOLL-DRESSER PUMP COMPANY

Ingersoll-Dresser Pumps de Argentina, S.A.          Argentina
Ingersoll-Dresser Pumps (Australia) Pty. Limited    Australia
Ingersoll-Dresser Pumps GmbH                        Austria
Ingersoll-Dresser Pumps do Brazil
  Industria e Comercio Ltda.                        Brazil
Ingersoll-Dresser Pump Canada Inc.                  Canada
Ingersoll-Dresser Pumps de Colombia S.A.            Colombia
Worthington Centroamericana Ltda.                   Costa Rica
Ingersoll-Dresser Pompes                            France
  IDP Pleuger                                       France
  IDP International                                 France
Deutsche Ingersoll-Dresser Pumpen GmbH              Germany
  Ingersoll-Dresser Pump GmbH                       Germany
  Pleuger Worthington GmbH                          Germany
  Deutsche Worthington GmbH                         Germany
Ingersoll-Dresser Pumps S.p.A.                      Italy
  Worthington S.p.A.                                Italy
Ingersoll-Dresser Pump (Asia) Pte. Ltd.             Singapore
Ingersoll-Dresser Pump S.A.                         Switzerland
  Ingersoll-Dresser Pump Services Sarl              Switzerland
ID Pump AG                                          Switzerland
  Ingersoll-Dresser Pump Nederland B.V.             Netherlands




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Ingersoll-Dresser Pumps (UK) Limited                England
  Ingersoll-Dresser Pumps Newark Limited            England
IDP Alternate Energy Company                        Delaware
  Pump Investments, Inc.                            Delaware
  Energy Hydro Inc.                                 Delaware
    Compania Ingersoll-Dresser Pump, S.A.           Spain
Ingersoll-Dresser Pumps (Thailand)Ltd.              Thailand